UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2014 (March 19, 2014)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26505

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. MATERIAL DEFINITIVE AGREEMENT

On March 19, 2014, Protea Biosciences Group, Inc. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) by and among, the Company, Protea Biosciences, Inc., a wholly owned subsidiary of the Company (the “Protea Sub”), ProteaBio Europe SAS, a subsidiary of Protea Sub (“Protea Europe”, together with, the Company, Protea Sub and Protea Europe, the “Sellers”) and BioPharma d’Azur, Inc. (the “Buyer” together with the Sellers, the “Parties”) pursuant to which the Parties agreed to enter into an exclusive option agreement (the “Option Agreement”), within 45 days from the date of the MOU (the “MOU Termination Date”), pursuant to which the Sellers would grant the Buyer a 90 day option (the “Option”) to acquire the business of Protea Europe (the “Acquisition”), including the Amended and Restated Joint Research Agreement, by and among the Protea Sub, Protea Europe and Laboratoires Mayloy Spindler SAS, dated March 22, 2010, in exchange for a non-refundable fee equal to $300,000 (the “Option Fee”) payable by the Buyer to the Company. The exercise of the Option will be conditioned upon the Buyer providing evidence to the Seller that it has raised gross proceeds from an equity financing of at least an additional $300,000 (the “First Funding Amount”), exclusive of the Option Fee. The terms of the Option Agreement will provide that the First Funding Amount will be delivered to the Company upon the execution and signing of a definitive agreement with respect to the Acquisition. In addition, it is currently contemplated that upon the consummation of the Acquisition, the Buyer will issue to the Company the number of shares of preferred stock of the Buyer (the “Preferred Shares”) that shall be convertible into no less than 33% of the issued and outstanding common stock of the Buyer following the Acquisition. The Preferred Shares will be subject to certain anti-dilution protection and vote together with the common stock of the Buyer on all matters.

The MOU will terminate upon the earlier of (i) Buyer’s delivery of written notice of its election to terminate the MOU; (ii) at the election of either party, if the other party has (A) breached any of its representations, warranties or covenants contained in the MOU or (B) failed to perform any of its material obligations under the MOU, and not cured such breach or failure within twenty (20) days after written notice by the other party; (iii) the MOU Termination Date or (iv) the execution of the Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2014	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer